EXHBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2016 with respect to the consolidated financial statements of Cyanotech Corporation and subsidiary included in the Annual Report on Form 10-K for the year ended March 31, 2016, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Irvine, California

November 10, 2016